BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE
FOR IMMEDIATE RELEASE
August 14, 2012

BLUE DOLPHIN REPORTS SECOND QUARTER FINANCIAL RESULTS AND
PROVIDES NIXON FACILITY OPERATIONAL UPDATE

Houston, August 14 / PR Newswire / -- Blue Dolphin Energy Company (“Blue Dolphin”), which acquired Lazarus Energy, LLC (“LE”) from Lazarus Energy Holdings, LLC (“LEH”) in a reverse acquisition effective February 15, 2012, announced condensed consolidated financial results for the three and six months ended June 30, 2012.

LE’s primary asset is a crude oil processing facility located near Nixon, Texas (the “Nixon Facility”), which began operations on a reduced basis in February 2012.  The Nixon Facility operated for a total of 88 days for the three months ended June 30, 2012 (the “current quarter”) and for a total of 148 days for the six months ended June 30, 2012 (the “current period”).  On average, the Nixon Facility operated at a rate of approximately 8,900 bpd, or 59% of operating capacity, during the current quarter and at a rate of approximately 8,000 bpd, or 53% of operating capacity, during the current period. Management anticipates that the Nixon Facility may approach its operating capacity throughput of 15,000 bpd on a consistent basis during the second half of 2012.

The Nixon Facility had no operations during the three and six months ended June 30, 2011. Under reverse acquisition accounting, LE (the legal subsidiary) has been treated as the accounting parent (acquirer) and Blue Dolphin (the legal parent) has been treated as the accounting subsidiary (acquiree).  Accordingly, the financial statements subsequent to the date of the transaction are presented as the continuation of LE.

For the current quarter, we reported a net loss of $7,397,834 on total revenue of $84,790,853.  For the current period, we reported a net loss of 9,367,728 on total revenue of $130,832,066. These net losses were primarily attributable to: (i) negative gross margins generated from (a) initial costs related to acquisition of specificallydesired feedstocks and (b) lower refined product prices due to significant discounts offered to new customers, particularly for certain initial refined product runs that did not conform to normal specifications and (ii) the write-down of initial refined product inventory during the current quarter and (iii) the overhang related to processing of unhedged, higher-cost feedstock.

During the current quarter, we took steps to improve the quality, consistency and availability of the specifically desired feedstocks processed by our Nixon Facility, as well as to improve the quality, consistency and market acceptance of our refined products. We also instituted an inventory risk management program with Genesis Energy, LLC (“Genesis”), the purpose of which is to reduce the risk of having a mismatch of crude oil and refined products inventory at higher prices when crude oil and refined product prices are decreasing.  Under the inventory risk management program, Genesis may, but is not required to, use derivative instruments as economic hedges on our refined products when our inventory levels exceed targeted levels (currently 1.5 days of production).  Although the decision to enter into a futures contract is made solely by Genesis, Genesis typically confers with management as part of their decision making process.

Blue Dolphin Energy Company (OTCQX: BDCO) is engaged in crude oil and condensate processing, as well as the gathering and transportation and the exploration and production of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin-energy.com.

Contact:
Jonathan P. Carroll
Chief Executive Officer and President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to:significant dependent relationship with Genesis and its affiliates; key supplier failure; loss of market share with or by a key customer; failure to comply with forbearance agreements relating to long-term indebtedness under which Blue Dolphin is in default; continued declines in throughput volumes and production rates from Blue Dolphin’s U.S. Gulf of Mexico leasehold properties; and the factors set forth under the heading “Risk Factors” in Part I, Item 1A of Blue Dolphin’s annual report on Form 10-K for the twelve month period ended December 31, 2011.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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BLUE DOLPHIN ENERGY COMPANY & SUBSIDIARIES
Condensed Consolidated Balance Sheets

	June 30, 2012	December 31, 2011
ASSETS CURRENT ASSETS	(Unaudited)
Cash and cash equivalents	$478,288	$1,822
Restricted cash	192,542	192,004
Accounts receivable	6,113,419	-
Prepaid expenses and other current assets	247,933	58,713
Deposits	1,248,947	473,026
Inventory	3,778,534	4,533,961
Total current assets	12,059,663	5,259,526
Property, plant and equipment, net	49,037,772	32,307,929
Debt issue costs	549,234	566,133
Other assets	14,221	10,468
Trade name	303,346	-
Goodwill	1,445,720	-
TOTAL ASSETS	$63,409,956	$38,144,056

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,261,292	$4,841,859
Accounts payable, related party	1,028,817	908,139
Note payable	43,392	46,318
Asset retirement obligations, current portion	149,271	-
Accrued expenses and other current liabilities	931,361	744,921
Interest payable, current portion	1,371,208	995,916
Long-term debt, current portion	1,846,812	1,839,501
Total current liabilities	19,632,153	9,376,654
Long-term liabilities:
Asset retirement obligations, net of current portion	1,206,643	-
Long-term debt, net of current portion	16,343,987	12,455,102
Long-term interest payable, net of current portion	753,929	650,214
Total long-term liabilities	18,304,559	13,105,316

TOTAL LIABILITIES	37,936,712	22,481,970

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock ($0.01 par value, 20,000,000 shares authorized, 10,545,690 and 2,098,390 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively)	105,457	20,984
Additional paid-in capital	36,459,818	17,365,405
Accumulated deficit	(11,092,031)	(1,724,303)
Total stockholders' equity	25,473,244	15,662,086
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$63,409,956	$38,144,056

See accompanying notes to condensed consolidated financial statements in Blue Dolphin’s quarterly report on Form 10-Q for the three and six months ended June 30, 2012.

BLUE DOLPHIN ENERGY COMPANY & SUBSIDIARIES
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUE FROM OPERATIONS
Refined product sales	$84,416,296	$-	$130,187,259	$-
Pipeline operations	124,476	-	194,386	-
Oil and gas sales	250,081	-	450,421	-
Total revenue from operations	84,790,853	-	130,832,066	-

COST OF OPERATIONS
Cost of refined products sold	88,051,229	-	133,692,455	-
Refinery operating expenses	2,239,914	-	3,302,665	-
Pipeline operating expenses	127,502	-	237,120	-
Lease operating expenses	298,962	-	500,675	-
Depletion, depreciation and amortization	520,390	4,306	798,352	8,614
General and administrative expenses	734,720	177,112	1,260,307	290,940
Accretion expense	41,685	-	65,460	-
Total cost of operations	92,014,402	181,418	139,857,034	299,554
Loss from operations	(7,223,549)	(181,418)	(9,024,968)	(299,554)

OTHER INCOME (EXPENSE)
Net tank rental revenue	81,364	353,709	175,319	696,454
Interest and other income	2,265	295	3,915	6,389
Interest expense	(275,333)	(12,061)	(508,850)	(24,372)
Unrealized gain (loss) on derivatives	-	-	-	-
Total other income (expense)	(191,704)	341,943	(329,616)	678,471

Income (loss) before income taxes	(7,415,253)	160,525	(9,354,584)	378,917

Income tax benefit (expense)	17,419	-	(13,144)	-

Net income (loss)	$(7,397,834)	$160,525	$(9,367,728)	$378,917

Income (loss) per common share:
Basic	$(0.70)	$160,525	$(1.18)	$378,917
Diluted	$(0.70)	$160,525	$(1.18)	$378,917

Weighted average number of common shares outstanding:
Basic	10,541,853	1	7,916,129	1
Diluted	10,541,853	1	7,916,129	1

See accompanying notes to condensed consolidated financial statements in Blue Dolphin’s quarterly report on Form 10-Q for the three and six months ended June 30, 2012.